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                                                                       EXHIBIT 5

                                Miller & Martin
                            1000 Volunteer Building
                         Chattanooga, Tennessee 37402


                                 July 10, 1997



U.S. Xpress Enterprises, Inc.
2931 South Market Street
Chattanooga, TN  37410

          Re:  Registration Statement on Form S-1 -
               3,910,000 Shares of Class A Common Stock
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Gentlemen:

          We are special counsel to U.S. Xpress Enterprises, Inc., a Nevada corporation (the "Company"), and have acted as such in the preparation and filing of its Registration Statement on Form S-1 dated July 10, 1997 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC"), pursuant to the requirements of the Securities Act of 1933, as amended, and the General Rules and Regulations of the SEC promulgated thereunder for the registration of 3,910,000 shares of Class A Common Stock of the Company, of which up to 2,942,500 shares of Class A Common Stock will be sold by the Company and 967,500 shares of Class A Common Stock will be sold by certain selling stockholders (the "Selling Stockholders").

          In connection with the following opinions, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinions herein set forth.

          Based upon the foregoing, it is our opinion that:

          1. The Company's shares of Class A Common Stock, when and if issued and sold in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

          2. The shares of Class A Common Stock to be sold by the Selling Stockholders were, when issued by the Company, duly authorized, legally and validly issued, fully paid and nonassessable.

          The undersigned hereby consents to filing this opinion as Exhibit 5 to the Registration Statement and using its name in the
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U.S. Xpress Enterprises, Inc.
July 10, 1997
page 2


Registration Statement under the caption of the prospectus entitled "Legal Matters."

                              Very truly yours,

                              /s/ Miller & Martin
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                              MILLER & MARTIN